EMPLOYMENT AGREEMENT

                                  June 20, 2000


     The parties to this agreement are James G. Lucchesi, residing at 10 East 29th Street, New York, New York 10016 (the "Executive"), and YouthStream Media Networks, Inc., a Delaware corporation with its principal office at 529 Fifth Avenue, New York, New York 10017 (the "Company").


     The parties have agreed upon the employment of the Executive as its President and Chief Executive Officer on the terms set forth in this agreement.


     It is therefore agreed as follows:

     1. Employment.


     During the term of the Executive's employment under this agreement, the Company shall employ the Executive, and the Executive shall serve the Company, as the Company's President and Chief Executive Officer. The Executive shall have all of the duties, responsibilities and powers customarily associated with the position of chief executive officer of a publicly held company, shall report to the Company's board of directors, and shall devote substantially all his business time to the performance of his duties under this agreement. The Executive shall serve on the Company's board of directors.

     2. Term of Employment.

     The term of the Executive's employment under this agreement shall commence on the date of this agreement and, subject to earlier termination upon the Executive's death or disability pursuant to section 5.1 or pursuant to section 6, shall continue until the close of business on June 30, 2002.

     3. Compensation.

        3.1 Cash Compensation. As compensation for his services under this agreement, the Executive shall be entitled to (a) a "sign-on bonus" in the amount of $50,000, payable simultaneously with the execution and delivery of this agreement, and (b) a salary at the rate of $350,000 a year, payable in equal installments in accordance with the Company's customary payroll practices for its employees. The Company's board of directors shall review the Executive's performance annually (either prior to or within a reasonable period after the end of each fiscal year) and, in its sole discretion, may grant the Executive a bonus based on the Executive's performance during that fiscal year and may increase the Executive's basic compensation for the following year.

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        3.2 Stock Options. On the date of this agreement, the Company is granting to the Executive, pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), in consideration of the services to be rendered by the Executive under this agreement, the option (which shall not be an incentive stock option) to purchase an aggregate of 300,000 shares of the Company's Common Stock at an exercise price of $5.75 a share (the fair market value of the Company's Common Stock on this date); in July 2000, the Company will grant to the Executive non-incentive options to purchase an additional 300,000 shares at the fair market value of the Company's stock on the date of grant and otherwise on the same terms as the options granted on this date. The terms of the option are set forth in a separate agreement that is being executed by the Company and the Executive simultaneously with the execution of this agreement.

     4. Reimbursement of Expenses; Fringe Benefits.

        4.1 Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in connection with the performance of his duties, upon presentation of appropriate vouchers covering the expenses.

        4.2 Fringe Benefits. The Executive (and his immediate family) shall be entitled to participate in all medical, dental, disability, life insurance and other fringe benefits and executive perquisites generally provided to the Company's senior executives.

     5. Disability or Death.1

        5.1 Disability. If, as the result of any physical or mental disability, the Executive shall fail or be unable to perform his duties for a total of 120 days in any 12-month period, the Company may, by notice to the Executive, terminate his employment under this agreement as of the date of the notice.

        5.2 Payments on Disability. If the Executive's employment is terminated under section 5.1, the Executive shall be paid, in full discharge of all the Company's obligations to the Executive, (a) the Executive's full salary under section 3.1 for a period of six months following the date of termination (or, if a shorter period, the remainder of the term), less the amount of any disability payments received by him under any disability insurance coverage provided to him by the Company, and (b) the amount of all expense reimbursements due for periods prior to termination. If the Executive shall request, for the six-month period during which his salary is payable (or, if shorter, the balance of the term), the Company shall, at the Executive's expense, keep the Executive and his immediate family on all medical, dental and other plans previously provided to the Executive under this agreement.

        5.3 Payments on Death. The Executive's employment under this agreement shall be terminated upon his death and the Executive's estate shall be paid, in full discharge of all the Company's obligations to the Executive, the Executive's full salary under section 3 for a period of six months following the date of termination (or, if a shorter period, the remainder of the term) and the amount of all expense reimbursements due for periods prior to termination. If the Executive's immediate family shall request, for that six-month period (or, if shorter, the


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balance of the term), the Company shall, at the expense of the Executive's immediate family, keep them on all medical, dental and other plans previously provided to the Executive under this agreement.

     6. Termination.

        6.1 Payments Upon Termination for Cause or Voluntary Termination. The Company may terminate the Executive's employment under this agreement for cause (as defined in section 6.3). If the Executive's employment under this agreement is terminated for cause pursuant to this section 6.1 or by the Executive voluntarily (other than for Good Reason, as defined in section 6.3), the Company shall pay to the Executive, in full discharge of its obligations to the Executive under this agreement, the accrued amount of the salary and benefits due to him through the date of termination and the amount of all expense reimbursements due for periods prior to termination.

        6.2 Payments Upon Termination for Other Reasons. If the Executive's employment under this agreement is terminated by the Company prior to the expiration of the term for any reason other than for cause or as a result of the Executive's death or disability, or if the Executive's employment under this agreement is terminated by the Executive for Good Reason, (a) all of the Executive's stock options shall then become fully vested and (b) the Company shall continue to pay to the Executive through the remainder of the term the salary payable pursuant to section 3.1 and shall pay to the Executive any unpaid bonus previously authorized by the Company's board of directors. In addition, upon the Executive's request, the Company shall, at its expense, keep the Executive and his immediate family on all medical, dental and other plans for the remainder of the term. None of the payments provided for in this section 6.2 shall be reduced by any amounts earned or received by the Executive from any third party at any time. Without limiting the generality of the foregoing, if the Executive's employment under this agreement is terminated for any reason other than termination by the Company for cause or termination by the Executive without Good Reason, the Executive shall not have any obligation to mitigate damages.

     6.3 Definitions. As used in this agreement:

        (a) the term "cause" shall be limited to mean: (i) the conviction of the Executive of a felony, (ii) the conviction of the Executive of a crime involving any financial impropriety or that would materially interfere with the Executive's ability to perform his services required under this agreement or otherwise be materially injurious to the Company or (iii) the willful breach by the Executive in a material respect of his obligations under this agreement after ten days notice and an opportunity to cure and after a hearing before the board; and

        (b) the term "Good Reason" shall be limited to mean the occurrence, without the express written consent of the Executive, of any of the following circumstances: (i) a significant adverse alteration in the Executive's status in the Company, in the nature of the Executive's responsibilities, or in the material conditions of the Executive's employment; (ii) a reduction by the Company in the Executive's annual basic salary or benefits as provided for in


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this agreement; (iii) the Company requiring that the Executive be based at a location more than 50 miles from his residence on the date of this agreement, except for required travel on the Company's business; (iv) the Company's breach of any of its material obligations under this agreement and the continuation of that breach for 10 days after written notice by the Executive to the Company; and (v) a Change in Control (as defined in section 13.2 of the Plan) of the Company.

        6.4 Time of Payments After Termination. Any amounts payable to the Executive or his estate after termination of his employment shall be paid periodically in the same amounts and at the same intervals as they would have been paid if the Executive's employment had not terminated.

     7. Confidential Information.

     The Executive shall not, directly or indirectly, either during his employment by the Company or at any time thereafter, disclose to anyone or use (except as authorized in the regular course of the Company's business) any information acquired by him during his employment with respect to any of the Company's trade secrets or other confidential information. For this purpose, information generally known to the public shall not be considered a trade secret or confidential information.

     8. Non-Competition, etc

        8.1 Non-Competition. For a period of one year after the termination of the Executive's employment under this agreement, the Executive shall not directly or indirectly engage or be interested in any business or entity that engages, anywhere in the world, in any business competitive with any material segment of the business in which the Company is engaged at the time of termination of the Executive's employment or with any business activity that the Company then has under active consideration. The restriction provided for in the previous sentence shall apply regardless of the reason for termination of the Executive's employment, except that it shall not apply after termination of the Executive's employment if the Executive's employment is terminated prior to the expiration of the two-year term due to the Executive's termination of his employment for Good Reason or due to termination by the Company without cause. For the purpose of this section 8.1, the Executive shall be deemed to be directly or indirectly interested in a business or entity if he is engaged or interested in that business or entity as a stockholder, director, officer, employee, salesman, sales representative, agent, broker, partner, individual proprietor, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation whose shares are publicly traded.

        8.2 Non-Solicitation. The Executive shall not, for a period of 18 months after termination of his employment (regardless of the reason for termination), directly or indirectly employ or retain, solicit the employment or retention of, or be associated with any entity that employs or retains or solicits the employment or retention of, any person who was an employee of the Company or any of its subsidiaries at any time during the twelve months preceding the


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termination of the Executive's employment. After termination of his employment, the Executive may be associated with any entity that employs any former employee of the Company whose employment terminated at least six months prior to termination of the Executive's employment.

        8.3 Injunction. The Executive acknowledges that the remedy at law for breach of the provisions of sections 8.1 or 8.2 will be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. The provisions of section 10 shall not apply with respect to this section 8.

     9. Merger or Sale of Assets.


     If the Company shall merge or consolidate with another corporation or shall transfer all or substantially all of its assets, this agreement shall be assigned to the successor in the merger or consolidation or the transferee of the assets, the Company shall cause the successor or transferee to assume all of the Company's obligations under this agreement, and the Executive shall thereafter be employed by the successor or transferee in accordance with the terms of this agreement. The Company's failure to obtain such assumption prior to the effectiveness of any such transaction shall be a breach of this agreement by the Company.

     10. Arbitration.

     Except as otherwise provided in section 8.3, any controversy or claim arising out of, resulting from or relating to this agreement shall be settled exclusively by arbitration conducted in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or organization which is the successor thereto). Service of process or notice of motion or other application in connection with any arbitration may be served by the means by which notices are to be given under this agreement, provided that a reasonable time for appearance is allowed. Any award in such arbitration may be enforced on application of either party by the order or judgment of any Federal or state court in the State of New York as the party making such application shall elect. Each of the parties submits itself to the jurisdiction of any such court and agrees that service of process on it in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this agreement. The fees and expenses of any arbitration (including attorneys and experts fees and expenses and the additional expenses of presenting proof) shall be borne by the non-prevailing party.

     11. Miscellaneous.

         11.1 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.


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         11.2 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at their respective addresses set forth above (or to such other address as a party may have specified by notice given to the other party pursuant to this provision).

         11.3 Separability. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect.

         11.4 Waiver. Either party may waive compliance by the other party with any provision of this agreement. The failure of a party to insist on strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

         11.5 Assignment. Neither party may assign any of its rights or delegate any of its duties under this agreement (other than as contemplated by section 9 of this agreement) without the prior consent of the other and any assignment or delegation in violation of this prohibition shall be void.

         11.6 Governing Law. This agreement shall be governed by and in accordance with the substantive law of the state of New York applicable to agreements made and to be performed in New York.

         11.7 Entire Agreement; Nor Oral Change. This agreement and the stock option agreement being executed and delivered simultaneously with the execution and delivery of this agreement contain, and are intended as, a complete statement of all the terms of the arrangements between the parties, supersede any previous agreements and understandings between the parties, and cannot be changed or terminated orally.





                                    YOUTHSTREAM MEDIA NETWORKS, INC.





                                    By: /s/ HARLAN PELTZ
                                        ----------------------------------




                                        /s/ JAMES G. LUCCHESI
                                        ----------------------------------
                                            James G Lucchesi

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